UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2002

DATUM INC.
(Exact name of registrant as specified in its charter)

Delaware	0-6272	95-2512237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Toledo Way, Irvine, CA	92618-1819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 598-7500

Item 5.—Other Events

On May 22, 2002, Datum Inc. entered into a definitive merger agreement with Symmetricom, Inc. Pursuant to the merger agreement, a wholly-owned subsidiary of Symmetricom will be merged with and into Datum, and Datum will survive as a wholly-owned subsidiary of Symmetricom. Symmetricom will issue 2.7609 shares of Symmetricom common stock in exchange for each share of Datum common stock as consideration for the merger. The aggregate merger consideration may be adjusted to the extent that Datum’s transaction costs exceed $4.9 million. The closing of the merger is subject to stockholder approval by both parties, as well as regulatory approvals and other customary conditions of closing.

The merger of Datum is described more fully in the Agreement and Plan of Merger dated as of May 22, 2002, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the press release issued by Datum on May 23, 2002 regarding the merger is attached hereto as Exhibit 99.1.

Item 7.—Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

2.1
Agreement an Plan of Merger dated as of May 22, 2002 among Datum Inc., Dublin Acquisition Subsidiary, Inc., and Symmetricom, Inc. Schedules and exhibits to the Agreement and Plan of Merger have not been filed with this exhibit, but the registrant agrees to furnish supplementally a copy of such omitted schedules and exhibits to the Commission upon request.

99.1	Press Release dated May 23, 2002.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATUM INC.

May 24, 2002	By:	/s/ ROBERT KRIST
Robert Krist Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1
Agreement an Plan of Merger dated as of May 22, 2002 among Datum Inc., Dublin Acquisition Subsidiary, Inc., and Symmetricom, Inc. Schedules and exhibits to the Agreement and Plan of Merger have not been filed with this exhibit, but the registrant agrees to furnish supplementally a copy of such omitted schedules and exhibits to the Commission upon request.

99.1	Press Release dated May 23, 2002.

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